Exhibit 99.1

Health Catalyst Reports Fourth Quarter and Year End 2021 Results

SOUTH JORDAN, UT, March 1, 2022 — Health Catalyst, Inc. ("Health Catalyst," Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter and year ended December 31, 2021.

“In the fourth quarter of 2021, I am pleased to share that we achieved strong performance across our business, including exceeding the mid-point of our quarterly guidance for both revenue and Adjusted EBITDA,” said Dan Burton, CEO of Health Catalyst. “And for the full year 2021, I am extremely proud of our financial performance and everything else that we accomplished across our business, especially in light of the continued challenging macro environment. I am also happy to report that in the most recent team member engagement survey, independently administered by the Gallup organization, team member engagement scores at Health Catalyst measured in the 96th percentile. This latest engagement level continues a pattern that has been in place for many years, of industry-leading engagement, consistently ranked between the 95th and 99th percentile in overall team member engagement scores. This latest result is of particular significance given that it comes during a period where we were required to sustain a remote-centric work environment necessitated by the ongoing global pandemic, we welcomed greater than 150 new teammates, including those who came to us through our Twistle acquisition, and we responded to an increasingly tight labor market.

Stepping back more broadly, we have now reported as a public company for eleven quarters following our IPO in July 2019. As I reflect on this experience, I am extremely proud of the track record we have demonstrated related to our actual quarterly revenue and Adjusted EBITDA performance over this time period relative to the guidance we have provided. This consistency of performance was something we as a management team set as an objective, years before going public, and we are pleased to have delivered this level of consistency during our first three years as a public company. We look forward to striving for this same level of consistency in the months and years ahead, all in support of a multi-decade mission to transform healthcare with data and analytics.”

Financial Highlights for the Three and Twelve Months Ended December 31, 2021

Key Financial Metrics

	Three Months Ended December 31,		Year over Year Change	Twelve Months Ended December 31,		Year over Year Change
	2021	2020		2021	2020
GAAP Financial Data:	(in thousands, except percentages)			(in thousands, except percentages)
Technology revenue	$40,088	$32,317	24%	$147,718	$110,467	34%
Professional services revenue	$24,628	$20,962	17%	$94,208	$78,378	20%
Total revenue	$64,716	$53,279	21%	$241,926	$188,845	28%
Loss from operations	$(44,765)	$(38,922)	(15)%	$(143,650)	$(96,125)	(49)%
Net loss	$(48,992)	$(43,018)	(14)%	$(153,210)	$(115,017)	(33)%
Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$27,951	$22,089	27%	$102,326	$75,666	35%
Adjusted Technology Gross Margin	70%	68%		69%	68%
Adjusted Professional Services Gross Profit	$5,745	$5,734	—%	$25,544	$19,358	32%
Adjusted Professional Services Gross Margin	23%	27%		27%	25%
Total Adjusted Gross Profit	$33,696	$27,823	21%	$127,870	$95,024	35%
Total Adjusted Gross Margin	52%	52%		53%	50%
Adjusted EBITDA	$(6,278)	$(4,694)	(34)%	$(11,248)	$(21,287)	47%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Other Key Metrics

	As of December 31,
	2021	2020	2019
DOS Subscription Customers	90	74	65

	Year Ended December 31,
	2021	2020	2019
Dollar-based Retention Rate	112%	102%	109%

Given our high level of technology revenue predictability, we realized minimal impact on our technology dollar-based retention as a result of COVID-19 in 2020 and 2021, however, the financial strain imposed by COVID-19 on a number of our customers led to a meaningfully lower professional services dollar-based retention in 2020 due to discounts provided to support our customers through the financial strain related to the initial outbreak. We did not provide similar discounts during 2021 and saw improvement in professional services dollar-based retention compared to 2020.

Financial Outlook

Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the first quarter of 2022, we expect:
•Total revenue between $64.0 million and $67.0 million, and
•Adjusted EBITDA between $(2.5) million and $(0.5) million
For the full year of 2022, we expect:
•Total revenue between $287.8 million and $292.8 million, and
•Adjusted EBITDA between $(4.0) million and $(2.0) million
We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Quarterly Conference Call Details
The company will host a conference call to review the results today, Tuesday, March 1, 2022 at 5:00 p.m. E.T. The conference call can be accessed by dialing 1-877-295-1104 for U.S. participants, or 1-470-495-9486 for international participants, and referencing participant code 6288692. A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Health Catalyst intends to use its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth, the impact of COVID-19 on our business, results of operations, and our financial outlook for Q1 and fiscal year 2022. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operations; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 that was filed with the SEC on November 9, 2021 and the Annual Report on Form 10-K for the year ended December 31, 2021 expected to be filed with the SEC on or about March 1, 2022. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$193,227	$91,954
Short-term investments	251,754	178,917
Accounts receivable, net	48,801	48,296
Prepaid expenses and other assets	14,609	10,632
Total current assets	508,391	329,799
Property and equipment, net	23,316	12,863
Operating lease right-of-use assets	21,133	24,729
Intangible assets, net	104,788	98,921
Goodwill	169,972	107,822
Other assets	4,496	3,606
Total assets	$832,096	$577,740
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,693	$5,332
Accrued liabilities	23,725	16,510
Deferred revenue	56,632	47,145
Operating lease liabilities	3,425	2,622
Contingent consideration liabilities	4,576	14,427
Acquisition-related consideration payable	—	2,000
Total current liabilities	93,051	88,036
Long-term debt, net of current portion	180,942	168,994
Deferred revenue, net of current portion	929	1,878
Operating lease liabilities, net of current portion	20,244	23,669
Contingent consideration liabilities, net of current portion	14,719	16,837
Other liabilities	113	2,227
Total liabilities	309,998	301,641
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding as of December 31, 2021 and 2020	—	—
Common stock, $0.001 par value; 500,000,000 shares authorized as of December 31, 2021 and 2020; 52,622,080 and 43,376,848 shares issued and outstanding as of December 31, 2021 and 2020, respectively	53	43
Additional paid-in capital	1,400,972	1,001,645
Accumulated deficit	(878,860)	(725,650)
Accumulated other comprehensive income (loss)	(67)	61
Total stockholders’ equity	522,098	276,099
Total liabilities and stockholders’ equity	$832,096	$577,740

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue:
Technology	$40,088	$32,317	$147,718	$110,467
Professional services	24,628	20,962	94,208	78,378
Total revenue	64,716	53,279	241,926	188,845
Cost of revenue, excluding depreciation and amortization:
Technology(1)(2)	12,750	10,456	47,516	35,604
Professional services(1)(2)	21,127	16,072	76,838	62,473
Total cost of revenue, excluding depreciation and amortization	33,877	26,528	124,354	98,077
Operating expenses:
Sales and marketing(1)(2)	21,863	14,793	75,027	55,411
Research and development(1)(2)	17,479	14,978	62,733	53,517
General and administrative(1)(2)(3)	25,338	28,129	85,934	59,240
Depreciation and amortization	10,924	7,773	37,528	18,725
Total operating expenses	75,604	65,673	261,222	186,893
Loss from operations	(44,765)	(38,922)	(143,650)	(96,125)
Loss on extinguishment of debt	—	—	—	(8,514)
Interest and other expense, net	(4,376)	(4,072)	(16,458)	(11,572)
Loss before income taxes	(49,141)	(42,994)	(160,108)	(116,211)
Income tax provision (benefit)(2)	(149)	24	(6,898)	(1,194)
Net loss	$(48,992)	$(43,018)	$(153,210)	$(115,017)
Net loss per share, basic and diluted	$(0.94)	$(1.01)	$(3.23)	$(2.91)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	52,117	42,589	47,495	39,541

Adjusted net loss(4)	$(9,714)	$(6,687)	$(21,514)	$(26,797)
Adjusted net loss per share, basic and diluted(4)	$(0.19)	$(0.16)	$(0.45)	$(0.68)
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$582	$228	$2,063	$803
Professional services	2,181	844	8,047	3,453
Sales and marketing	5,850	3,369	22,698	13,093
Research and development	2,770	2,082	10,213	8,069
General and administrative	5,038	4,151	22,124	12,539
Total	$16,421	$10,674	$65,145	$37,957

(2)    Includes acquisition-related costs (benefit), net as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Acquisition-related costs (benefit), net:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$31	$—	$61	$—
Professional services	63	—	127	—
Sales and marketing	296	—	592	—
Research and development	446	—	901	—
General and administrative	10,306	15,092	26,248	16,758
Income tax provision (benefit)	(313)	—	(7,142)	—
Total	$10,829	$15,092	$20,787	$16,758

(3)     Includes non-recurring lease-related charges, as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Non-recurring lease-related charges	(in thousands)		(in thousands)
General and administrative	$—	$689	$1,800	$1,398

(4)    Includes non-GAAP adjustments to net loss. Refer to the "Non-GAAP Financial Measures—Adjusted Net Loss Per Share" section below for further details.

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(153,210)	$(115,017)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	65,145	37,957
Depreciation and amortization	37,528	18,725
Change in fair value of contingent consideration liabilities	20,036	14,088
Amortization of debt discount and issuance costs	11,948	8,054
Non-cash operating lease expense	3,585	4,303
Impairment of lease-related assets	1,800	—
Investment discount and premium (accretion) amortization	1,202	1,349
Provision for expected credit losses	499	863
Loss on extinguishment of debt	—	8,514
Deferred tax provision (benefit)	(7,134)	(1,273)
Payment of acquisition-related contingent consideration	(9,085)	—
Other	(53)	116
Change in operating assets and liabilities:
Accounts receivable	102	(16,448)
Prepaid expenses and other assets	(4,442)	(3,667)
Accounts payable, accrued liabilities, and other liabilities	5,202	8,243
Deferred revenue	7,637	11,459
Operating lease liabilities	(3,883)	(3,414)
Net cash used in operating activities	(23,123)	(26,148)
Cash flows from investing activities
Purchase of short-term investments	(261,363)	(189,526)
Proceeds from the sale and maturity of short-term investments	186,893	219,069
Acquisition of businesses, net of cash acquired	(46,763)	(101,657)
Purchases of property and equipment	(10,450)	(7,775)
Capitalization of internal use software	(6,644)	(1,442)
Purchase of intangible assets	(1,373)	(1,248)
Proceeds from the sale of property and equipment	22	14
Net cash used in investing activities	(139,678)	(82,565)
Cash flows from financing activities
Proceeds from public offerings, net of discounts, commissions, and offering costs	245,180	—
Proceeds from exercise of stock options	20,350	36,264
Proceeds from employee stock purchase plan	4,844	4,273
Payments of acquisition-related consideration	(6,290)	(1,624)
Proceeds from convertible senior notes, net of issuance costs	—	222,482
Purchase of capped calls concurrent with issuance of convertible senior notes	—	(21,743)
Repayment of credit facilities	—	(57,043)
Net cash provided by financing activities	264,084	182,609
Effect of exchange rate changes on cash and cash equivalents	(10)	26
Net increase in cash and cash equivalents	101,273	73,922

Cash and cash equivalents at beginning of period	91,954	18,032
Cash and cash equivalents at end of period	$193,227	$91,954

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, adding back stock-based compensation, and acquisition-related costs, net. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three and twelve months ended December 31, 2021 and 2020:

	Three Months Ended December 31, 2021
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$40,088	$24,628	$64,716
Cost of revenue, excluding depreciation and amortization	(12,750)	(21,127)	(33,877)
Gross profit, excluding depreciation and amortization	27,338	3,501	30,839
Add:
Stock-based compensation	582	2,181	2,763
Acquisition-related costs, net	31	63	94
Adjusted Gross Profit	$27,951	$5,745	$33,696
Gross margin, excluding depreciation and amortization	68%	14%	48%
Adjusted Gross Margin	70%	23%	52%

	Three Months Ended December 31, 2020
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$32,317	$20,962	$53,279
Cost of revenue, excluding depreciation and amortization	(10,456)	(16,072)	(26,528)
Gross profit, excluding depreciation and amortization	21,861	4,890	26,751
Add:
Stock-based compensation	228	844	1,072
Adjusted Gross Profit	$22,089	$5,734	$27,823
Gross margin, excluding depreciation and amortization	68%	23%	50%
Adjusted Gross Margin	68%	27%	52%

	Twelve Months Ended December 31, 2021
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$147,718	$94,208	$241,926
Cost of revenue, excluding depreciation and amortization	(47,516)	(76,838)	(124,354)
Gross profit, excluding depreciation and amortization	100,202	17,370	117,572
Add:
Stock-based compensation	2,063	8,047	10,110
Acquisition-related costs, net	61	127	188
Adjusted Gross Profit	$102,326	$25,544	$127,870
Gross margin, excluding depreciation and amortization	68%	18%	49%
Adjusted Gross Margin	69%	27%	53%

	Twelve Months Ended December 31, 2020
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$110,467	$78,378	$188,845
Cost of revenue, excluding depreciation and amortization	(35,604)	(62,473)	(98,077)
Gross profit, excluding depreciation and amortization	74,863	15,905	90,768
Add:
Stock-based compensation	803	3,453	4,256
Adjusted Gross Profit	$75,666	$19,358	$95,024
Gross margin, excluding depreciation and amortization	68%	20%	48%
Adjusted Gross Margin	68%	25%	50%

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other expense, net, (ii) loss on extinguishment of debt (iii) income tax (benefit) provision, (iv) depreciation and amortization, (v) stock-based compensation, (vi) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities, and (vii) non-recurring lease-related charges. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three and twelve months ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net loss	$(48,992)	$(43,018)	$(153,210)	$(115,017)
Add:
Interest and other expense, net	4,376	4,072	16,458	11,572
Loss on extinguishment of debt	—	—	—	8,514
Income tax (benefit) provision	(149)	24	(6,898)	(1,194)
Depreciation and amortization	10,924	7,773	37,528	18,725
Stock-based compensation	16,421	10,674	65,145	37,957
Acquisition-related costs, net(1)	11,142	15,092	27,929	16,758
Non-recurring lease-related charges(2)	—	689	1,800	1,398
Adjusted EBITDA	$(6,278)	$(4,694)	$(11,248)	$(21,287)
________________________________
(1) Acquisition-related costs, net impacting Adjusted EBITDA includes legal, due diligence, accounting, consulting fees, deferred retention expenses, and post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. For additional details refer to Note 2 in our consolidated financial statements.
(2) Includes the lease-related impairment charge for the subleased portion of our corporate headquarters and duplicate rent expense incurred during the relocation of our corporate headquarters.

Adjusted Net Loss Per Share

Adjusted Net Loss is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) loss on extinguishment of debt, (iv) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities and the deferred tax valuation allowance release from the acquisition of Twistle, (v) non-cash interest expense related to our convertible senior notes, and (vi) non-recurring lease-related charges. We believe Adjusted Net Loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Numerator:	(in thousands, except share and per share amounts)
Net loss	$(48,992)	$(43,018)	$(153,210)	$(115,017)
Add:
Stock-based compensation	16,421	10,674	65,145	37,957
Amortization of acquired intangibles	8,924	7,082	32,016	15,868
Loss on extinguishment of debt	—	—	—	8,514
Acquisition-related costs, net(1)	10,828	15,092	20,787	16,758
Non-cash interest expense related to convertible senior notes	3,105	2,794	11,948	7,725
Non-recurring lease-related charges(2)	—	689	1,800	1,398
Adjusted Net Loss	$(9,714)	$(6,687)	$(21,514)	$(26,797)
Denominator:
Weighted-average number of shares used in calculating net loss per share, basic and diluted	52,116,604	42,588,839	47,494,768	39,540,726
Adjusted net loss per share, basic and diluted	$(0.19)	$(0.16)	$(0.45)	$(0.68)
________________________________
(1) Acquisition-related costs, net impacting Adjusted Net Loss includes legal, due diligence, accounting, consulting fees, deferred retention expenses, and post-acquisition restructuring costs incurred as part of business combinations, changes in fair value of contingent consideration liabilities for potential earn-out payments, and the deferred tax valuation allowance release from the acquisition of Twistle. For additional details refer to Note 2 in our consolidated financial statements.
(2) Includes the lease-related impairment charge for the subleased portion of our corporate headquarters and duplicate rent expense incurred during the relocation of our corporate headquarters.

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations and FP&A
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Amanda Hundt
Vice President, Corporate Communications
amanda.hundt@healthcatalyst.com
+1 (575) 491-0974